SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549


                      ____________________
                            FORM 8-K
        Current Report Pursuant to Section 13 or 15(d)
               of The Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported):  September
                              3, 1997

                     ____________________


                     CFC INTERNATIONAL, INC.
    (Exact name of registrant as specified in its charter)


       Delaware             0-27222               36-3434526
(State or other jurisdiction of(Commission File (IRS Employer
incorporation or organization)Number)        Identification
No.)


                        500 State Street
                   Chicago, Illinois  60411
      (Address of principal executive offices) (Zip Code)

 Registrants telephone number, including area code:  (708) 891
                              3456


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Item 5.   Other Events.

     On   September  3,  1997,  CFC  International,   Inc.
(the `Company),  through      its wholly-owned subsidiary
Northern  Bank
Note Company, L.L.C., acquired substantially all of the assets and assumed substantially all of the liabilities of Northern Bank Note Company (NBN). NBN is a financial security printer of stock certificates and intanglia printed documents. The Company intends to operate NBN substantially
in its present  form.   In consideration  of  this
acquisition, the Company issued 17,000 shares of its common stock, par value $.01 per share (the Common Stock); delivered a nine-year, 6% subordinated note in the principal amount of $3,000,000 (the Note), convertible, in whole or in part, at the option of the holder beginning after the first anniversary of the Note, into Common Stock at a conversion price of $14.00 per share; delivered a short-term note in the principal amount of $1,500,000 which was paid in full on September 4, 1997; and, paid $258,300 in cash. The Company has agreed to register for resale under the Securities Act of 1933, as amended, all shares of Common Stock to be issued upon conversion of the Note. The Company also agreed to pay the seller $25,000 for consulting services during the next year. The terms of the acquisition, including the number
of  shares  of Common   Stock   issued  and  issuable  as
consideration,   were determined through arms length
negotiations, based on past and projected levels of revenue and profitability of NBN and the value of the assets acquired. The acquisition was accounted for using the purchase method of accounting.
Item 7.   Financial Statements and Exhibits.
     (a)  Financial statements of business acquired:  None

     (b)  Pro forma financial information:  None
     (c)  Exhibits:  See Exhibit Index


                           SIGNATURE



     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                CFC INTERNATIONAL, INC.
                                By:  /s/ Dennis
                                Lakomy
                                     Dennis Lakomy
                                     Vice President and Chief
                                Financial Officer
Dated:    September 24, 1997

                     CFC INTERNATIONAL, INC.

                        Exhibit Index





Exhibit
Number                   Description of Exhibit

   2.1              News Release dated as of September 3,
1997,
by CFC International, Inc.
               announcing the acquisition of Northern Bank
Note Company.